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                                                                      EXHIBIT 21
                        HAYES LEMMERZ INTERNATIONAL, INC.
                                  SUBSIDIARIES

                                                                JURISDICTION OF
                               NAME                              INCORPORATION
HLI Parent Company, Inc.                                           Delaware
HLI Operating Company, Inc.                                        Delaware
HLI Wheels Holding Company, Inc.                                   Delaware
HLI Services Holding Company, Inc.                                 Delaware
HLI Commercial Highway Holding Company, Inc.                       Delaware
HLI Brakes Holding Company, Inc.                                   Delaware
HLI Powertrain Holding Company, Inc.                               Delaware
HLI Suspension Holding Company, Inc.                               Michigan
Hayes Lemmerz International -- Commercial Highway, Inc.            Delaware
Hayes Lemmerz International -- Sedalia, Inc.                       Delaware
Hayes Lemmerz International -- Bowling Green, Inc.                 Delaware
Hayes Lemmerz International -- La Mirada, Inc.                     Delaware
HLI (Europe), LLC                                                  Delaware
HLI Swiss Holdings, LLC                                            Delaware
Hayes Lemmerz International - California, Inc.                     Delaware
Hayes Lemmerz International - Howell, Inc.                         Michigan
Hayes Lemmerz International - Huntington, Inc.                     Delaware
Hayes Lemmerz International - Georgia, Inc.                        Delaware
Hayes Lemmerz International - Mexico, Inc.                         Delaware
Hayes Lemmerz International - Texas, Inc.                            Texas
Hayes Lemmerz International - Kentucky, Inc.                       Delaware
HLI Netherlands Holdings, Inc.                                     Delaware
Hayes Lemmerz International - Homer, Inc.                          Delaware
Hayes Lemmerz International - Frenos, S.A. de C.V.                  Mexico
Motor Wheel Corporation of Canada, Ltd.                         Ontario, Canada
EMAC R&D Corporation                                            Ontario, Canada
Hayes Lemmerz Mexico, S.A. de C.V.                                  Mexico
Hayes Lemmerz International - Montague, Inc.                       Michigan
Hayes Lemmerz International - Cadillac, Inc.                       Michigan
Hayes Lemmerz International - Equipment & Engineering, Inc.        Michigan
Hayes Lemmerz International - Petersburg, Inc.                     Michigan
HLI - Summerfield Realty Corp.                                     Michigan
Hayes Lemmerz International - Bristol, Inc.                        Michigan
Hayes Lemmerz International - PCA, Inc.                            Michigan
Hayes Lemmerz International - Southfield, Inc.                     Michigan
Hayes Lemmerz International - Technical Center, Inc.               Michigan
HLI Realty, Inc.                                                   Michigan
Hayes Lemmerz International - Laredo, Inc.                           Texas
Industrias Fronterizas HLI, S.A. de C.V.                            Mexico
Hayes Lemmerz International - Transportation, Inc.                 Michigan
Hayes Lemmerz International - Wabash, Inc.                          Indiana
Hayes Lemmerz Fabricated Holdings B.V.                            Netherlands
CMI - Europe Netherlands Holdings B.V.                            Netherlands
Hayes Lemmerz, S.p.A.                                                Italy
Hayes Lemmerz Barcelona, S.A.                                        Spain
Hayes Lemmerz Autokola, a.s.                                    Czech Republic
Hayes Lemmerz Alukola, s.r.o.                                   Czech Republic
HL Holdings B.V.                                                  Netherlands
Hayes Lemmerz Holding GmbH                                          Germany
Hayes Lemmerz Hungary Consulting Limited Liability Company          Hungary
Hayes Lemmerz Werke GmbH                                            Germany


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Metaalgieterij Giesen Holding B.V.                                 Netherlands
Metaalgieterij Giesen B.V.                                         Netherlands
Metaal Industrie Bergen B.V.                                       Netherlands
Hayes Lemmerz Manresa, SPRL                                           Spain
Hayes Lemmerz Belgie, B.V.B.A.                                       Belgium
Hayes Lemmerz Comercio e Participacoes SRL                           Brazil
Hayes Lemmerz-Inci-Jant Sanayi, A.S.                                 Turkey
Borlem S.A. Empreendimentos Industriais                              Brazil
Borlem Aluminio Ltda.                                                Brazil
Kalyani Lemmerz Limited                                               India
Automotive Overseas Investments (Proprietary) Limited             South Africa
N.F. Die Casting (Proprietary) Limited                            South Africa
Siam Lemmerz Co., Ltd.                                              Thailand
Hayes Lemmerz Siam Co., Ltd.                                        Thailand
Hayes Lemmerz Japan, Ltd.                                             Japan
Hayes Lemmerz International Import, Inc.                            Delaware
CMI - Quaker Alloy, Inc.                                          Pennsylvania
HLI - Mexicana S.A. de C.V.                                          Mexico
CMI - Monterrey S.A. de C.V.                                         Mexico
European Commercial Wheels                                           Belgium
HLI European Holdings ETVE, S.L.                                      Spain
HLI Netherlands B.V.                                               Netherlands
HLI Italian Holdings, S.r.l.                                          Italy
Hayes Lemmerz Italy Holdings, S.r.l.                                  Italy
HLI Luxembourg S.a.r.l.                                            Luxembourg
Hayes Lemmerz Aluminio S. de R. L. de C.V.                           Mexico
Hayes Lemmerz Konigswinter GmbH                                      Germany
Hayes Lemmerz Immobilien GmbH & Co. KG Partnership                   Germany
Jantas Jant Sanayi ve Ticaret A.S.                                   Turkey